AMENDMENT NO. 1 TO
ASSET PURCHASE AGREEMENT

This Amendment No. 1 to the Asset Purchase Agreement (the “Agreement”) dated as of July 22, 2011, is entered into to be effective as of this 15th day of August 2012, by and among Pershing Gold Corporation f/k/a Sagebrush Gold Ltd (“Pershing”), Continental Resources Acquisition Sub, Inc. (“Acquisition Sub”) and Continental Resources Group, Inc. (“Continental”).

WHEREAS, Pershing, Continental and Acquisition Sub entered into the Agreement whereby Pershing and Acquisition Sub purchased substantially all of the assets of Continental in consideration for, among other things, shares of Pershing’s common stock (the “Pershing Shares”), which were subject to certain registration rights obligations by Pershing;

WHEREAS, Pershing, Continental and Acquisition Sub have agreed to amend the Agreement to remove Section 8.4(a) (ii) of the Agreement which will have the effect of removing any liquidated damages associated with the registration of the Pershing Shares.

NOW THEREFORE, in consideration of the above, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Section 8.4(a)(ii) shall be removed in its entirety.

2.
All other terms and provisions of the Agreement in direct conflict with the amendments specifically set forth herein are hereby amended to conform to these amendments; and except for these amendments, all other terms and conditions of the Agreement shall remain un-amended hereby and in full force and effect.

3.
This Amendment, together with the Agreement, embodies the entire agreement and understanding between the Pershing, Acquisition Sub and Continental relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

4.
If any provision of this Amendment, or the application of such provisions to any person or circumstance, shall be held invalid, the remainder of this Amendment, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

5.
This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same agreement.  A facsimile transmission of this signed Amendment shall be legal and binding on all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly caused this Amendment to be executed and delivered on the date first written above.

PERSHING GOLD CORPORATION

/s/ Stephen Alfers________________________
By: Stephen Alfers
Title: President and Chief Executive Officer

CONTINENTAL RESOURCES ACQUISITION SUB, INC.

/s/ John Stetson ________________________
By: John Stetson
Title: Chief Executive Officer

CONTINENTAL RESOURCES GROUP, INC.

/s/ Joshua Bleak________________________
By: Joshua Bleak
Title: Chief Executive Officer